Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico (646) 536-7030 nlaudico@theruthgroup.com

Almost Family Reports Third Quarter 2008 Results

Recent Corporate Highlights:

•	Net service revenues increased 84% to $58.7 million
•	Visiting Nurse (VN) segment net revenues rose 113% to $48.6 million
•	Net income increased 149% to $4.7 million
•	Diluted EPS increased 65% to $0.56 per diluted share on 49% more shares
•	Completed acquisition of Patient Care for $45.2 million
•	Achieved top-25 ranking on Forbes' 200 Best Small Companies List

Louisville, KY, November 5, 2008 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months and nine months ended September 30, 2008.

William B. Yarmuth, Chairman and CEO, commented, “We’re pleased to once again report record operating results validating our strategy and business plan. More than a double in VN segment revenue over the same quarter of last year and a 44% organic Medicare revenue growth rate provide strong evidence that we are on the right track and positioned well for the future. Our disciplined operating model, our thoughtful and deliberate approach to acquisitions and our commitment to our Senior Advocacy mission are all combining to generate an exceptional level of performance.”

Third Quarter Financial Results

Almost Family reported third quarter 2008 net service revenues of $58.7 million, an 84% increase from $32 million in the third quarter of 2007. Operating income for the third quarter of 2008 increased to 13% of net service revenues versus 11% for the third quarter of 2007.

Net income for the third quarter of 2008 increased almost 150% to $4.7 million, or $0.56 per diluted share, compared to $1.9 million, or $0.34 per diluted share, in the third quarter of 2007. The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 49% between periods.

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 2	November 5 2008

Third Quarter Segment Results

Net revenues in the Visiting Nurse segment for the third quarter of 2008 were $48.6 million, a 113% increase from $22.9 million in the third quarter of 2007. The total revenue growth of $25.7 million came from a 44% organic growth rate plus $15.7 million from acquired operations. The Patient Care acquisition completed on August 1st was in the quarter for 2 months and contributed about $7.6 million in revenue. Operating income before corporate expense in the VN segment for the third quarter 2008 was $10.0 million, a 130% increase from $4.3 million in the third quarter 2007.

Net revenues in the Personal Care (PC) segment for the third quarter of 2008 were $10.1 million, an 11% increase from $9.1 million in the third quarter of 2007. Operating income before corporate expense in the PC segment for the third quarter of 2008 was $914,000.

Nine Month Period Ended September 30, 2008

Almost Family reported net service revenues for the nine month period ended September 30, 2008 of $146.4 million, a 52% increase from $96.3 million in the same period last year. Operating income for the nine month period increased to 13% of net service revenues versus 11% for the prior year period.

Net income for the nine month period was $11.1 million, or $1.52 per diluted share, compared to $5.5 million, or $0.99 per diluted share, in the prior year period. The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 30% between periods.

Nine Month Period Segment Results

Net revenues in the Visiting Nurse (VN) segment for the nine month period of 2008 were $117.3 million, a 69% increase from $69.4 million in the same period last year. The total revenue growth of $47.9 million came from a 31% organic growth rate plus $26.3 million from acquired operations. The Patient Care acquisition contributed about $7.6 million in revenue.  Operating income before corporate expense in the VN segment for the nine month period was $24.0 million, an 82% increase from $13.2 million in the same period last year.

Net revenues in the Personal Care (PC) segment for the nine month period were $29.1 million, an 8% increase from $26.9 million in the same period last year. Operating income before corporate expense in the PC segment for the nine month period was $2.5 million, a 6% decrease from $2.6 million in the same period last year.

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 3	November 5 2008

Recent Corporate Developments

On July 16, 2008, Almost Family established a new senior secured multi-bank credit facility that replaced its previous facility and provides for up to $75 million in borrowings with a maturity date of July 2011.

On August 1, 2008, Almost Family completed the acquisition of Patient Care for $45.2 million, subject to a working capital adjustment. The acquisition was previously under a definitive agreement signed on June 18, 2008. The acquisition added $47 million in annual revenues and eight locations in New Jersey, Connecticut, and Pennsylvania. Due to the transition, wind down costs and the timing of the close, the acquisition is not expected to contribute significantly to earnings in 2008 but is expected to be accretive to EPS in 2009.

On October 14, 2008, Almost Family announced that it had been ranked No. 24 in Forbes' 2008 listing of the 200 Best Small Companies in America, rising from its No. 77 ranking in 2007.

Today, November 5, 2008 Almost Family expects to file with the Securities and Exchange Commission a shelf registration statement on Form S-3 which, when declared effective by the SEC, will increase the amount of capital it could raise from approximately $30 million to $150 million to provide financing flexibility for development plans.

The registration statement on Form S-3 has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell, or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state.

Conference Call

A conference call to review the results will begin today at 11:00 a.m. ET and will be hosted by William B. Yarmuth, President and Chief Executive Officer, and Steve Guenthner, Senior Vice President and Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International). In addition, a dial-up replay of the conference call will be available beginning today at 12:00 p.m. ET and ending on November 17, 2008. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International) along with the account number 3055 and conference ID 300518.

A live webcast of the call will also be available from the Investor Relations section on the corporate web site at http://www.almostfamily.com. A webcast replay can be accessed on the corporate web site beginning November 5, 2008 at approximately 12:00 p.m. ET and will remain available until December 5, 2008.

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 4	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three months ended September 30,
	2008	2007
Net service revenues	$ 58,705,671	$ 31,970,989
Cost of service revenue	27,129,332	15,655,619
Gross margin	31,576,339	16,315,370
General and administrative expenses:
Salaries and benefits	16,400,590	8,864,823
Other	7,367,422	4,079,996
Total general and administrative expenses	23,768,012	12,944,819
Operating income	7,808,327	3,370,551
Interest expense, net	(355,077)	(153,480)
Income from continuing operations before income taxes	7,453,251	3,217,071
Income tax expense	(2,729,479)	(1,261,360)
Net income from continuing operations	4,723,772	1,955,711
Discontinued operations, net of tax of $12,759 and $10,810	(19,015)	(69,647)
Net income	$ 4,704,756	$ 1,886,064

Per share amounts-basic:
Average shares outstanding	8,137,326	5,434,954
Income from continued operations	$ 0.58	$ 0.36
Loss from discontinued operations	-	(0.01)
Net income	$ 0.58	$ 0.35

Per share amounts-diluted:
Average shares outstanding	8,357,332	5,614,342
Income from continued operations	$ 0.57	$ 0.35
Loss from discontinued operations	(0.01)	(0.01)
Net income	$ 0.56	$ 0.34

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 5	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Nine months ended September 30,
	2008	2007
Net service revenues	$ 146,432,996	$ 96,253,670
Cost of service revenue	68,531,881	46,634,840
Gross margin	77,901,115	49,618,831
General and administrative expenses:
Salaries and benefits	39,941,445	26,546,476
Other	19,031,652	12,966,063
Total general and administrative expenses	58,973,097	39,512,539
Operating income	18,928,018	10,106,292
Interest expense, net	(733,833)	(650,408)
Income from continuing operations before income taxes	18,194,185	9,455,885
Income tax expense	(6,996,271)	(3,711,412)
Net income from continuing operations	11,197,914	5,744,473
Discontinued operations, net of tax of $63,661 and $45,858	(101,147)	(210,995)
Net income	$ 11,096,767	$ 5,533,478

Per share amounts-basic:
Average shares outstanding	7,111,182	5,412,407
Income from continued operations	$ 1.57	$ 1.06
Loss from discontinued operations	(0.01)	(0.04)
Net income	$ 1.56	$ 1.02

Per share amounts-diluted:
Average shares outstanding	7,298,718	5,602,917
Income from continued operations	$ 1.53	$ 1.03
Loss from discontinued operations	(0.01)	(0.04)
Net income	$ 1.52	$ 0.99

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 6	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30, 2008
ASSETS	(UNAUDITED)	December 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$ 735,371	$ 473,222
Accounts receivable - net	32,488,500	16,965,316
Prepaid expenses and other current assets	2,911,001	1,203,454
Deferred tax assets	3,917,156	1,829,895
TOTAL CURRENT ASSETS	40,052,028	20,471,887

PROPERTY AND EQUIPMENT - NET	3,639,214	1,458,844

GOODWILL	95,669,941	42,667,244

OTHER INTANGIBLE ASSETS	10,020,329	2,488,056

DEFERRED TAX ASSETS	1,799,211	-

OTHER ASSETS	510,403	274,359
TOTAL ASSETS	$ 151,691,126	$ 67,360,390

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 4,191,074	$ 3,943,555
Accrued other liabilities	21,439,092	10,369,346
Current portion - capital leases and notes payable	5,342,563	653,891
TOTAL CURRENT LIABILITIES	30,972,729	14,966,792

LONG-TERM LIABILITIES:
Revolving credit facility	26,484,594	12,386,783
Capital Lease Obligations	286,406	-
Notes payable	3,000,000	4,000,000
Long-term deferred tax liabilities	-	776,672
Other liabilities	1,521,368	388,230
TOTAL LONG-TERM LIABILITIES	31,292,368	17,551,685
TOTAL LIABILITIES	62,265,097	32,518,477

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
10,000,000 shares; 8,139,002 and 7,808,819
issued and outstanding	813,900	780,882
Treasury stock, at cost, 2,276,898 shares	-	(8,877,641)
Additional paid-in capital	64,775,360	30,198,671
Retained earnings	23,836,769	12,740,001
TOTAL STOCKHOLDERS' EQUITY	89,426,029	34,841,913
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 151,691,126	$ 67,360,390

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 7	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$ 11,096,767	$ 5,533,478
Loss from discontinued operations	(101,147)	(210,995)
Income from continuing operations	11,197,914	5,744,473
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,151,895	625,700
Provision for uncollectible accounts	2,377,991	795,593
Stock-based compensation	527,462	332,868
Deferred income taxes	(1,152,716)	833,316
	14,102,546	8,331,950
Change in certain net current assets, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(11,622,049)	(1,602,214)
Prepaid expenses and other current assets	(789,821)	(491,051)
Other assets	(26,455)	(34,697)
Increase (decrease) in:
Accounts payable and accrued expenses	2,057,893	100,403
Net cash provided by operating activities	3,722,114	6,304,391

Cash flows from investing activities:
Capital expenditures	(622,168)	(504,451)
Acquisitions, net of cash acquired	(58,593,323)	(542,348)
Net cash used in investing activities	(59,215,491)	(1,046,799)

Cash flows from financing activities:
Net revolving credit facility repayments	14,096,873	(4,426,462)
Proceeds from stock option exercises	54,876	107,187
Purchase of common stock in connection with option exercises	-	(3,804,883)
Tax benefit from non-qualified stock option exercises	84,448	704,294
Proceeds from stock offering	41,820,562	-
Principal payments on capital leases and notes payable	(200,086)	(1,160,623)
Net cash provided by (used in) financing activities	55,856,673	(8,580,487)

Cash flows from discontinued operations
Operating activities	(101,147)	(210,995)
Investing activities	-	-
Financing activities	-	-
Net cash used in discontinued operations	(101,147)	(210,995)

Net increase (decrease) in cash and cash equivalents	262,149	(3,533,890)
Cash and cash equivalents at beginning of period	473,222	4,125,592
Cash and cash equivalents at end of period	$ 735,371	$ 591,702

Summary of non-cash investing and financing activities:
Acquisitions funded by notes payable	$ 3,000,000	$ -
Acquisitions funded by stock	$ 1,000,000	$ -

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 8	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three months ended September 30,

	2008		2007		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurse	$ 48,621,039	82.8%	$ 22,879,921	71.6%	$ 25,741,118	112.5%
Personal Care	10,084,632	17.2%	9,091,068	28.4%	993,564	10.9%
	58,705,671	100.0%	31,970,989	100.0%	26,734,682	83.6%
Operating income
Visiting Nurse	9,999,970	20.6%	4,345,349	19.0%	5,654,621	130.1%
Personal Care	914,460	9.1%	911,438	10.0%	3,022	0.3%
Operating income before unallocated corporate expenses	10,914,430	18.6%	5,256,786	16.4%	5,657,643	107.6%
Corporate expenses	3,106,103	5.3%	1,886,235	5.9%	1,219,867	64.7%
Operating income	7,808,327	13.3%	3,370,551	10.5%	4,437,776	131.7%
Interest expense, net	(355,077)	0.6%	(153,480)	0.5%	201,597	131.4%
Income taxes	(2,729,479)	4.6%	(1,261,360)	3.9%	1,468,119	116.4%
Net income from continuing operations	$ 4,723,772	8.0%	$ 1,955,711	6.1%	$ 2,768,060	141.5%

EBITDA from continuing operations	$ 8,512,002	14.5%	$ 3,697,860	11.6%	$ 4,814,141	130.2%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Nine months ended September 30,

	2008		2007		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurse	$117,317,206	80.1%	$ 69,388,234	72.1%	$ 47,928,972	69.1%
Personal Care	29,115,790	19.9%	26,865,436	27.9%	2,250,354	8.4%
	146,432,996	100.0%	96,253,670	100.0%	50,179,326	52.1%
Operating income
Visiting Nurse	24,037,766	20.5%	13,226,706	19.1%	10,811,060	81.7%
Personal Care	2,479,941	8.5%	2,625,454	9.8%	(145,512)	-5.5%
Operating income before unallocated corporate expenses	26,517,707	18.1%	15,852,160	16.5%	10,665,547	67.3%
Corporate expenses	7,589,689	5.2%	5,745,868	6.0%	1,843,822	32.1%
Operating income	18,928,018	12.9%	10,106,292	10.5%	8,821,726	87.3%
Interest expense, net	(733,833)	0.5%	(650,408)	0.7%	83,426	12.8%
Income taxes	(6,996,271)	4.8%	(3,711,412)	3.9%	3,284,859	88.5%
Net income from continuing operations	$ 11,197,914	7.6%	$ 5,744,473	6.0%	$ 5,453,440	94.9%

EBITDA from continuing operations	$ 20,607,374	14.1%	$ 11,064,861	11.5%	$ 9,542,513	86.2%

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 9	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended September 30,
	2008	2007	Change
	Amount	Amount	Amount	%

Average number of locations	62	46	16	34.8%

All payors:
Admissions	10,321	6,951	3,370	48.5%
Billable Visits	304,519	145,009	159,510	110.0%

Medicare Statistics:
Revenue	$ 43,371,820	$ 21,012,932	$ 22,358,888	106.4%
Percentage of total revenues	89.2%	91.8%
Billable Visits	261,423	131,710	129,713	98.5%
Admissions	9,475	6,161	3,314	53.8%
Episodes	14,558	7,972	6,586	82.6%

Revenue per episode	$ 2,926	$ 2,638	$ 287	10.9%
Visits per episode	17.4	16.3	1.1	7.0%

ALMOST FAMILY, INC. AND SUBSIDIARIES
PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended September 30,
	2008	2007	Change
	Amount	Amount	Amount	%
Average number of locations	23	23	-	-

Admissions	883	957	(74)	-7.7%
Patient Days of Care	140,021	131,035	8,986	6.9%
Billable Hours	560,332	508,829	51,503	10.1%

Revenue per billable hours	$ 18.00	$ 17.87	$ 0.13	0.7%

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 10	November 5 2008

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine months ended September 30,
	2008	2007	Change
	Amount	Amount	Amount	%

Average number of locations	57	47	10	21.3%

All payors:
Admissions	28,131	21,767	6,364	29.2%
Billable Visits	732,654	431,626	301,028	69.7%

Medicare Statistics:
Revenue	$ 107,769,437	$ 64,274,490	$ 43,494,947	67.7%
Percentage of total revenues	91.9%	92.6%
Billable Visits	654,539	392,074	262,465	66.9%
Admissions	25,698	19,536	6,162	31.5%
Episodes	37,397	24,166	13,231	54.7%

Revenue per episode	$ 2,832	$ 2,613	$ 219	8.4%
Visits per episode	18.7	17.5	1.1	6.5%

ALMOST FAMILY, INC. AND SUBSIDIARIES
PERSONAL CARE SEGMENT OPERATING METRICS

	Nine months ended September 30,
	2008	2007	Change
	Amount	Amount	Amount	%
Average number of locations	23	23	-	-

Admissions	2,801	2,775	26	0.9%
Patient Days of Care	416,670	392,315	24,355	6.2%
Billable Hours	1,645,112	1,523,883	121,229	8.0%

Revenue per billable hours	$ 17.70	$ 17.63	$ 0.07	0.4%

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 11	November 5 2008

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA

RECONCILIATION OF EBITDA:	Three months ended September 30,
	2008	2007
Net income from continuing operations	$ 4,723,772	$ 1,955,711
Add back:
Interest expense	355,077	153,480
Income taxes	2,729,479	1,261,360
Depreciation and amortization	509,545	196,812
Amortization of stock-based compensation	194,130	130,497
Earnings before interest, income taxes,
depreciation and amortization (EBITDA)
from continuing operations	$ 8,512,002	$ 3,697,860

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ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA

RECONCILIATION OF EBITDA:	Nine months ended September 30,
	2008	2007
Net income from continuing operations	$ 11,197,914	$ 5,744,473
Add back:
Interest expense	733,833	650,408
Income taxes	6,996,271	3,711,412
Depreciation and amortization	1,151,895	625,700
Amortization of stock-based compensation	527,462	332,868
Earnings before interest, income taxes,
depreciation and amortization (EBITDA)
from continuing operations	$ 20,607,374	$ 11,064,861

About Almost Family

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 90 branch locations in 11 U.S. states.

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the Company’s self-insurance risks, and significant deterioration in economic conditions and significant market volatility. For a more complete discussion regarding

Almost Family Reports Third Quarter 2008 Revenues and Earnings
Page 13	November 5 2008

these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2007, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.